UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 10, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Independence MOB Portfolio

As previously reported in our Current Report on Form 8-K filed on October 21, 2014, we, through GAHC3 Independence MOB Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Independence Purchase Agreement, on October 15, 2014, with Kadima Medical Properties, LLC, or Seller, an unaffiliated third party, for the purchase of five medical office buildings located in Somerville, Massachusetts; New York, New York; Verona, New Jersey; Morristown, New Jersey; and Southgate, Kentucky, or collectively, the Independence MOB Portfolio, for an aggregate purchase price of approximately $135,000,000 plus closing costs.

On November 10, 2014, we entered into a first amendment to the Independence Purchase Agreement, or the Independence First Amendment, with Seller. The material terms of the Independence First Amendment provide for: (i) a revised allocation of purchase prices for each of the five medical office buildings; (ii) a fixed closing date of January 6, 2015; (iii) Seller’s delivery of a separate special warranty deed conveying the improvements located on the Ground Lease Property, as defined in the Independence Purchase Agreement, in the form provided for in the Independence First Amendment; (iv) our request for a recognition and non-disturbance agreement from the prime ground lessor under the ground lease affecting a portion of the Morristown Property; (v) our right to conduct a Phase II Environmental Assessment on the Verona Property prior to closing and our responsibility for all costs of removal and remediation of the Anomaly, as defined in the Independence First Amendment; (vi) our right to obtain Environmental Insurance, as defined in the Independence First Amendment, from an insurer of our choice for the Verona Property in connection with the Anomaly for a period of five years, with an aggregate coverage limit of $5,000,000, and a deductible of not more than $50,000 per occurrence; provided that if Seller can obtain comparable Environmental Insurance at a lower cost, such Environmental Insurance will be purchased from Seller’s insurer; (vii) reimbursement by Seller for the cost of the Environmental Insurance we obtained from the Holdback Escrow Fund, as defined in the Independence Purchase Agreement; provided that if the costs to be incurred by us in connection with the removal and remediation of the Anomaly are less than $300,000, the Seller shall receive a credit against the costs of the Environmental Insurance in the amount of the difference between the remediation costs and $300,000; (viii) a release of Seller from claims relating to the environmental condition of the Verona Property, except for claims relating to Seller’s obligations for reimbursement of the costs of the Environmental Insurance and claims relating to a breach of Seller’s representations and warranties in the Independence Purchase Agreement pertaining to hazardous substances, which release supplements existing provisions in the Independence Purchase Agreement; (ix) Seller’s agreement to cooperate with us in connection with having the Land Court withdraw the Davis Square Property from Land Registration and enter the Certificate of Title vesting title in our name and Seller’s name; and (x) Seller’s acknowledgment that the recordation of Notices of Settlement with respect to the Morristown Property and Verona Property is required prior to closing.

Mount Olympia MOB Portfolio
As previously reported in our Current Report on Form 8-K filed on October 21, 2014, we, through GAHC3 Mount Olympia MOB Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Mount Olympia Purchase Agreement, on October 15, 2014, with IRA Mt. Carmel, LLC, Ira Mount Dora, LLC, and IRA Holdings II, LLC, or collectively, Sellers, unaffiliated third parties, for the purchase of three medical office buildings located in Mount Dora, Florida; Olympia Fields, Illinois; and Columbus, Ohio, or collectively, the Mount Olympia MOB Portfolio, for an aggregate purchase price of approximately $16,400,000 plus closing costs.
On November 10, 2014, we entered into a first amendment to the Mount Olympia Purchase Agreement, or the Mount Olympia First Amendment, with Sellers. The material terms of the Mount Olympia First Amendment provide for: (i) a reduction of the purchase price to $16,150,000; (ii) an extension of the Title Objection Deadline to 2:00 p.m. Pacific time on November 14, 2014 and therefore, in the event we provide our written notice of disapproval, or Disapproval Notice, prior to such deadline, Sellers shall have until November 17, 2014, in Sellers’ discretion, to elect by written notice to us whether to eliminate or cure such matters as referenced in our Disapproval Notice; (iii) Sellers’ lack of response shall be deemed Sellers’ election not to cure any matters disapproved by us; (iv) our failure to provide Sellers with a Disapproval Notice by November 14, 2014 shall be deemed our approval of all title and survey matters; (v) Sellers’ agreement to attempt to remove such disapproved items shall not be deemed an agreement by Sellers to remove such disapproved items nor shall Sellers' failure to remove such disapproved items, for any reason whatsoever, be considered or deemed a default by any Sellers under, or a breach by any Sellers of, the terms of the Mount Olympia Purchase Agreement; (vi) our right by 2:00 p.m. Pacific time on November 19, 2014 to either: (a) terminate the Mount Olympia Purchase Agreement, or (b) agree to accept title to the Mount Olympia MOB Portfolio subject to the disapproved matters that Sellers cannot, or will not, remove; and (vii) in the absence of our termination of the Mount Olympia Purchase Agreement pursuant to (vi)(a) above, we shall be deemed to make our election under (vi)(b) above.

The material terms of the agreements discussed above are qualified in their entirety by the Independence First Amendment and the Mount Olympia First Amendment attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GAHC3 Independence MOB, LLC and Kadima Medical Properties, LLC dated November 10, 2014
10.2
First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GAHC3 Mount Olympia MOB Portfolio, LLC and IRA Mt. Carmel, LLC, IRA Mount Dora, LLC, and IRA Holdings II, LLC, dated November 10, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

November 14, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GAHC3 Independence MOB, LLC and Kadima Medical Properties, LLC dated November 10, 2014
10.2
First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GAHC3 Mount Olympia MOB Portfolio, LLC and IRA Mt. Carmel, LLC, IRA Mount Dora, LLC, and IRA Holdings II, LLC, dated November 10, 2014